EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2, Post Effective Amendment No. 1 of our report dated October 1, 2007 relating to the financial statements of DRTATTOFF, LLC as of December 31, 2006 and 2005 and for each of the years in the two year period ended December 31, 2006 which appear in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

\ s\ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

Newport Beach, California
October 26, 2007